Exhibit 107

Calculation of Filing Fee Tables

Form S-11

(Form Type)

Wheeler Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares, $0.01 par value	457(c)	100,000,000	$4.36295	$436,295,000	0.00015310	$66,796.76
Fees Previously Paid
	Total Offering Amounts					$436,295,000		$66,796.76
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$66,796.76

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $4.5458 and low $4.1801 sale prices of the Common Stock on June 3, 2025 (taking into account the one-for-24 reverse stock split effected on May 16, 2024; the one-for-five reverse stock split effected on June 27, 2024; the one-for-three reverse stock split effected on September 19, 2024; the one-for-two reverse stock split effected on November 18, 2024; the one-for-four reverse stock split effected on January 27, 2025; the one-for-five reverse stock split effected on March 26, 2025 (the “March 2025 Reverse Stock Split”); and the one-for-seven reverse stock split effected on May 26, 2025 (the “May 2025 Reverse Stock Split”).

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number(1)	Initial Effective Date
Equity	Common Shares, $0.01 par value	43,323	(2)	$9,704,352	(2)	Form S-11	333-284585	March 5, 2025

(1)	Pursuant to Rule 429 under the Securities Act, the Prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the registration statement on Form S-11 (File No. 333-284585), originally filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2025, amended on March 4, 2025, and subsequently declared effective by the SEC on March 5, 2025 (the “Prior Registration Statement”).

(2)	The Prior Registration Statement related to an aggregate of 5,005,014 shares of Common Stock (or 143,000 shares of Common Stock taking into account the March 2025 Reverse Stock Split and the May 2025 Reverse Stock Split), of which 43,323 shares of Common Stock remain unissued (taking into account the March 2025 Reverse Stock Split and the May 2025 Reverse Stock Split). No registration fee is payable in connection with 43,323 shares of Common Stock because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See “Explanatory Note” in this Registration Statement.